UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2022 (July 25, 2022)

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2022, Velo3D, Inc. (the “Company”), together with Velo3D US, Inc., the Company’s wholly owned subsidiary, as the borrowers, entered into the Joinder and Fourth Loan Modification Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”).

The Amendment amends the Third Amended and Restated Loan and Security Agreement, dated May 14, 2021, as amended by the First Loan Modification Agreement, dated May 23, 2022, as further amended by the Second Loan Modification Agreement, dated June 13, 2022, and as further amended by the Third Loan Modification Agreement, dated July 11, 2022 (as amended, the “Third Amended and Restated Loan and Security Agreement”), to among other things, (i) join the Company as a borrower, (ii) increase the amount of the revolving credit line to $30.0 million, (iii) extend the maturity date of the revolving credit line to December 31, 2024, and (iv) establish a secured equipment loan facility of up to $15.0 million available through December 31, 2023. The loans are secured by all of the Company’s assets except intellectual property.

Interest on the outstanding balance of the revolving credit line is payable monthly at an annual rate of WSJ Prime plus 0.25% when the Company’s Adjusted Quick Ratio (“AQR”) is less than or equal to 1.50, and plus 0.75% when the Company’s AQR is greater than 1.50.

Under the secured equipment loan facility, SVB will advance up to $800,000 for every confirmed shipment of a metal additive 3D printer associated with an mSaaS contract with a minimum tenor of one year and at least $300,000 in annual revenue.

The Third Amended and Restated Loan and Security Agreement, as amended by the Amendment, contains customary representations and warranties, affirmative and negative covenants (including financial covenants), events of default, and termination provisions. The financial covenants include requirements to maintain minimum liquidity (the sum of the Company’s cash, cash equivalents and availability under the revolving credit facility) of $20.0 million and minimum levels of quarterly revenue for the 2022 and 2023 fiscal years.

In conjunction with the Amendment, the Company issued to SVB a warrant (the “Warrant”) to purchase up to 70,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $2.56 per Warrant Share (which exercise price is equal to the average closing sale price of the Company’s common stock reported on the New York Stock Exchange for the previous 10 trading days prior to the entry into the Amendment). The Warrant is exercisable for a term of ten years and allows cashless exercise in whole or part.

The Warrant and the Amendment are attached to this Current Report as Exhibits 4.1 and 10.1, respectively. The foregoing descriptions of the Amendment and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text thereof, which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated in this Item 3.02 by reference.

The sale of the Warrant has not been, and the sale of the Warrant Shares issuable upon exercise of the Warrant will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant was, and the Warrant Shares issuable upon exercise of the Warrant will be, sold in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The Warrant and the Warrant Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. SVB represented in the Warrant, among other things, that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and that the acquisition of the Warrant is for investment in its account and not with a view to the public resale or distribution within the meaning of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Warrant to Purchase 70,000 shares of Common Stock
10.1	Joinder and Fourth Loan Modification Agreement between Silicon Valley Bank and Velo3D, Inc., dated July 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	July 29, 2022	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer